Exhibit 4.1

SUPPLEMENT NO. 6 TO MASTER INDENTURE

THIS SUPPLEMENT NO. 6 TO MASTER INDENTURE, dated as of May 31, 2007 (this ‘‘Supplement’’), is among GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the ‘‘Issuer’’), Wilmington Trust Company, a Delaware banking corporation, as retiring trustee (‘‘Wilmington’’), and Deutsche Bank Trust Company Americas, a New York banking corporation, as successor trustee (‘‘DBTCA’’).

BACKGROUND

The Issuer and Wilmington are parties to a master indenture, dated as of August 12, 2004 (as amended, modified or supplemented, the ‘‘Master Indenture’’) between the Issuer and Wilmington. The parties hereto desire to acknowledge the retirement of Wilmington as Indenture Trustee, the appointment of DBTCA as successor Indenture Trustee and the acceptance by DBTCA of its appointment as Indenture Trustee and to amend the Master Indenture as set forth herein. This Supplement is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Definitions.    Capitalized terms defined in the Master Indenture and used but not otherwise defined herein have the meanings given to them in the Master Indenture.

SECTION 2.    Indenture Trustee.    Wilmington hereby resigns as Indenture Trustee under the Master Indenture. The Issuer hereby appoints DBTCA as successor Indenture Trustee under the Master Indenture. DBTCA hereby accepts such appointment and this Supplement shall constitute the written acceptance of appointment of successor trustee contemplated by Section 6.8 of the Master Indenture. DBTCA shall mail a notice of its succession to Noteholders in accordance with Section 6.8 of the Master Indenture. The parties hereto agree and acknowledge that DBTCA is the successor in interest to Wilmington for purposes of the Related Documents. The parties hereto further agree that the Agency Agreement, dated as of August 12, 2004, between Wilmington and DBTCA, is hereby terminated.

SECTION 3.    Section 3.6 of the Master Indenture.    Section 3.6 of the Master Indenture is hereby amended to read in its entirety as follows:

‘‘SECTION 3.6.    Opinions as to the Collateral.    (a) On the Closing Date relating to the first Series of Notes, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel with respect to the filing of any financing statements as is necessary to perfect and make effective the Lien created by this Indenture and reciting the details of such action.

(b) On or before March 31 in each calendar year, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as is necessary to maintain the Lien of this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, and the execution and filing of any financing statements and continuation statements, that will, in the opinion of such counsel, be required to maintain the Lien of this Indenture until March 31 in the following calendar year.’’

SECTION 4.    Rule 3a-7 of the Investment Company Act of 1940.    DBTCA shall comply, and shall cause its affiliates to comply, with the conditions set forth in the SEC Application. The ‘‘SEC Application’’ shall mean Amendment No. 1 to the Application for an Order Pursuant to Section 6(c) of the Investment Company Act of 1940 Exempting Issuers of Asset-Backed Securities From Certain Requirements of Rule 3a-7(a)(4)(i) Under the Act, which was filed by DBTCA with the Commission on December 21, 2006.

SECTION 5.    Representations and Warranties.    In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:

(a)    Due Authorization, Non Contravention, etc.    The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)    Validity, etc.    This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

In addition, DBTCA is hereby deemed to make the representations and warranties set forth in Section 6.15 of the Master Indenture, except that DBTCA is a bank in good standing under the laws of New York rather than a bank in good standing under the laws of the State of Delaware.

SECTION 6.    Binding Effect; Ratification.

(a)    This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)    The Master Indenture, as supplemented hereby, remains in full force and effect. Any reference to the Master Indenture from and after the date hereof shall be deemed to refer to the Master Indenture as supplemented hereby, unless otherwise expressly stated.

(c)    Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 7.    Miscellaneous.

(a)    THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)    EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED

IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.

(e)    This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)    Executed counterparts of this Supplement may be delivered electronically.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By:	The Bank of New York (Delaware), not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo Title: Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as the retiring Indenture Trustee

By:	/s/ Erwin M. Soriano
Name: Erwin M. Soriano Title: Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the successor Indenture Trustee

By:	/s/ Louis Bodi
Name: Louis Bodi Title: Vice President

By:	/s/ Sue Kim
Name: Sue Kim Title: Associate